EXHIBIT 5.1


                         Opinion and Consent of Counsel


                                                                October 28, 1997


Re:    American Corporate Receipts, Inc.
       Registration Statement on Form S-3

American Corporate Receipts, Inc.
c/o Rickel Securities, Inc.
45 Essex Street
Millburn, New Jersey 07041

Dear Sirs:

        We have acted as special counsel for American Corporate Receipts, Inc., a New Jersey corporation (the "Company") in connection with the preparation of the Registration Statement of the Company on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act") relating to the registration of trust receipts fully described in the Registration Statement (collectively, the "Securities"). The Securities are issuable in series (each, a "Series") under a separate Trust Agreement by and between the Company and a trustee named therein establishing an individual trust for each Series (each, a "Trust"). The Securities are to be sold as set forth in the Registration Statement, and any amendments thereto, and any prospectus supplement relating to each Series.

        In so acting, we have examined, and relied as to matters of fact upon, the originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-laws of the Company and such other certificates (including certificates of officers of the Company), records, instruments and documents, and have made such other and further investigations, as we have deemed necessary or appropriate to enable us to express the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

        Based on the foregoing, we are of the opinion that when the issuance of each Series of Securities has been duly authorized by appropriate corporate action and the Securities of such Series have been duly executed, authenticated and delivered in accordance with the

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American Corporate Receipts, Inc.
October 28, 1997
Page 2


related Trust Agreement and sold in the manner described in the Registration Statement, any amendment thereto and the prospectus supplement relating to each Series, the Securities of such Series will be legally issued and fully paid and the holders of the Securities of such Series will be entitled to the benefits of the related Trust Agreement, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally and general principles of equity, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

                                                     Very truly yours,



                                                     /s/  McCarter & English
                                                     -----------------------
                                                     McCarter & English